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                                                                 EXHIBIT (10)(U)

                                                 MASTER THROUGH FOURTH AMENDMENT
                                                                ADOPTED 11/19/96

                             SUNDSTRAND CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN

     WHEREAS, this Sundstrand Corporation Supplemental Retirement Plan (the "Plan") was established by Sundstrand Corporation effective as of December 10, 1975; and

     WHEREAS, said Plan has heretofore been amended and it is desirable to further amend the Plan and in the interest of meeting certain legal, administrative and other requirements, it is desirable to restate the Plan in its entirety;

     NOW, THEREFORE, effective as of January l, 1988, the Plan is hereby amended and restated in its entirety to provide as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless a different meaning is clearly required by the context:

          1.1 "Board" means the Board of Directors of the Corporation.

          1.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

          1.3 "Committee" means the Compensation Committee of the Board.

          1.4 "Corporation" means Sundstrand Corporation, a Delaware corporation, its corporate successors, and the surviving corporation resulting from any merger or consolidation of Sundstrand Corporation with any other corporation or corporations.

          1.5 "Employee" means a salaried employee of an Employer who is a participant under the Qualified Plan (or any successor or replacement salaried employees' retirement plan) and to whom or with respect to whom a benefit is payable under the Plan.

          1.6 An "Employer" means the Corporation and any Related Corporation which adopts the Plan.

          1.7 "Normal Retirement Date" means with respect to any Employee, the last day of the month in which he attains age 65.

          1.8 "Plan" means the Sundstrand Corporation Supplemental Retirement Plan.

          1.9 "Qualified Plan" means the Sundstrand Corporation Retirement Plan effective October 1, 1971, and each predecessor, successor or replacement salaried employees' retirement plan, and as of January 1, 1994, also means the Sundstrand Corporation Retirement Plan-Industrial.

          1.10 "Qualified Plan Retirement Benefit" means the aggregate benefit payable to an Employee pursuant to the Qualified Plan and all annuities purchased for an Employee under the Qualified Plan (whether or not terminated) by reason of his termination of employment with the Employer and all affiliates for any reason other than death.

          1.11 "Qualified Plan Surviving Spouse Benefit" means the aggregate benefit payable to the Surviving Spouse of an Employee pursuant to the Qualified Plan and all annuities purchased for the
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     Employee under the Qualified Plan (whether or not terminated) in the event of the death of the Employee at any time prior to commencement of payment of his Qualified Plan Retirement Benefit.

          1.12 "Supplemental Retirement Benefit" means the benefit payable to an Employee pursuant to the Plan by reason of his termination of employment with an Employer and all affiliates for any reason other than death.

          1.13 "Surviving Spouse" means a person who is married to an Employee at the date of his death and for at least one year prior thereto.

          1.14 "Supplemental Surviving Spouse Benefit" means the benefit payable to a Surviving Spouse pursuant to the Plan.

          1.15 Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

                                   ARTICLE II

                                  ELIGIBILITY

     An Employee shall be eligible to receive a Supplemental Retirement Benefit under this Plan if

          (a) the amount of his Qualified Plan Retirement Benefit is reduced by

             (i) application of the limitation on benefits imposed by Section 415 of the Code, as in effect on the date of commencement of the Qualified Plan Retirement Benefit, or as in effect at any time thereafter, or

             (ii) exclusion from the calculation of the Qualified Plan Retirement Benefit of salary compensation which is deferred under a non-qualified deferred compensation plan or arrangement with an employer;

          (b) his "Considered Compensation" (as that term is defined and used in the Qualified Plan) exceeds $200,000 (or such amount as adjusted in accordance with the provisions of Section 401(a)(17) of the Code) in any plan year, or

          (c) he is a participant in the Officer Performance Compensation Plan adopted by the Board on December 1, 1989, to be effective January 1, 1990, or

          (d) he is a participant in the Management Performance Compensation Plan (the "Performance Plan") and has been selected by the Corporation's Chief Executive Officer with the approval of the Committee to have his award under the Performance Plan included for purposes of calculating the Supplemental Retirement Benefit, whichever one or more of the foregoing are applicable. The Surviving Spouse of an Employee described in the preceding sentence who dies prior to commencement of payment of his Qualified Plan Retirement Benefit shall be eligible to receive a Supplemental Surviving Spouse Benefit.

                                  ARTICLE III

                        SUPPLEMENTAL RETIREMENT BENEFIT

     3.1 Amount. The Supplemental Retirement Benefit payable to an eligible Employee in the form of a straight life annuity over the lifetime of the Employee only, commencing on his Normal Retirement Date, shall be a monthly amount equal to the difference between (a) and (b) below:

          (a) the monthly amount of the Qualified Plan Retirement Benefit to which the Employee would have been entitled under the Qualified Plan if such benefit were computed

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             (i) without giving effect to the limitations on benefits imposed by application of Section 415 of the Code,

             (ii) as if the amount of any salary compensation which was deferred under a non-qualified compensation plan or arrangement with the Employer had not been deferred and had been included in such computation,

             (iii) without excluding from the Employee's "Considered Compensation" (as that term is defined and used in the Qualified Plan) the amount in excess of $200,000 (or such amount as adjusted in accordance with the provisions of Section 40l(a)(17) of the Code) for any plan year,

             (iv) including in the Employee's "Considered Compensation" (as that term is defined and used in the Qualified Plan) for any plan year in which he participates in the Officer Performance Compensation Plan or for any plan year in which he participates in the Management Performance Compensation Plan and has been selected to participate in this Plan pursuant to subsection (d) of Article II, any amount received under the said Officer Performance Compensation Plan or Management Performance Compensation Plan, or

whichever one or more of the foregoing are applicable;

     Less

          (b) the monthly amount of the Qualified Plan Retirement Benefit actually payable to the Employee under the Qualified Plan.

     The amounts described in (a) and (b) shall be computed as of the date of termination of employment of the Employee with the Employer and all affiliates in the form of a straight life annuity payable over the lifetime of the Employee only commencing on his Normal Retirement Date.

     3.2 Form of Benefit. The Supplemental Retirement Benefit shall be paid in whichever one or more of the following forms the Employee shall elect:

          (a) the same payment form as the Employee shall have elected for payment of his Qualified Plan Retirement Benefit (with the valid consent of his Surviving Spouse where required under the Qualified Plan),

          (b) a lump sum, actuarially adjusted pursuant to Section 3.5 to be the equivalent of the Supplemental Retirement Benefit, or

          (c) one or more payments deferred in accordance with a schedule that the Employee shall elect, which payment or payments shall be actuarially adjusted pursuant to Section 3.5 to be the equivalent of the Supplemental Retirement Benefit.

     3.3 Commencement of Benefit. Payment of the Supplemental Retirement Benefit to an Employee shall commence on the same date as payment of the Qualified Plan Retirement Benefit to the Employee commences. Any election under the Qualified Plan made by the Employee with respect to the commencement of payment of his Qualified Plan Retirement Benefit shall also be applicable with respect to the commencement of payment of his Supplemental Retirement Benefit.

     3.4 Approval of Employer. Notwithstanding the provisions of Sections 3.2 and 3.3 above, an election made by an Employee under the Qualified Plan with respect to the form of payment of his Qualified Plan Retirement Benefit (with the valid consent of his Surviving Spouse where required under the Qualified
Plan), or the date for commencement of payment thereof, shall not be effective with respect to the form of payment or date for commencement of payment of his Supplemental Retirement Benefit hereunder unless such election is expressly approved in writing by the Corporation with respect to his Supplemental Retirement Benefit. If the Corporation shall not approve such election in writing, then the form of payment or date for commencement of payment of the Employee's Supplemental Retirement Benefit shall be selected by the Corporation in its sole discretion.

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     3.5 Actuarial Adjustment. A Supplemental Retirement Benefit which is payable in any form other than a straight life annuity over the lifetime of the Employee, or which commences at any time prior to the Employee's Normal Retirement Date, shall be the equivalent of the Supplemental Retirement Benefit set forth in Section 3.1 above as determined by the same actuarial adjustments as those specified in the Qualified Plan with respect to determination of the amount of the Qualified Plan Retirement Benefit on the date for commencement of payment hereunder.

                                   ARTICLE IV

                     SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

     4.1 Amount. If an Employee dies prior to commencement of payment of his Qualified Plan Retirement Benefit under circumstances in which a Qualified Plan Surviving Spouse Benefit is payable to his Surviving Spouse, then a Supplemental Surviving Spouse Benefit is payable to his Surviving Spouse as hereinafter provided. The monthly amount of the Supplemental Surviving Spouse Benefit payable to a Surviving Spouse shall be equal to the difference between (a) and
(b) below:

          (a) the monthly amount of the Qualified Plan Surviving Spouse Benefit to which the Surviving Spouse would have been entitled under the Qualified Plan if such Benefit were computed

             (i) without giving effect to the limitations on benefits imposed by application of Section 415 of the Code,

             (ii) as if the amount of any salary compensation of the deceased Employee which was deferred under a non-qualified compensation plan or arrangement with the Employer had not been deferred and had been included in such computation,

             (iii) without excluding from the deceased Employee's "Considered Compensation" (as that term is defined and used in the Qualified Plan) the amount in excess of $200,000 (or such amount as adjusted in accordance with the provisions of Section 40l(a)(17) of the Code) for any plan year, or

             (iv) including in the deceased Employee's "Considered Compensation" (as that term is defined and used in the Qualified Plan), for any plan year in which the deceased Employee participated in the Officer Performance Compensation Plan or for any plan year in which he participates in the Management Performance Compensation Plan and has been selected to participate in this Plan pursuant to subsection (d) of
        Article II, any amount received under the said Officer Performance Compensation Plan or Management Performance Compensation Plan,

whichever one or more of the foregoing are applicable;

     Less

          (b) the monthly amount of the Qualified Plan Surviving Spouse Benefit actually payable to the Surviving Spouse under the Qualified Plan.

     4.2 Form and Commencement of Benefit. A Supplemental Surviving Spouse Benefit shall be payable over the lifetime of the Surviving Spouse only in monthly installments commencing on the date for commencement of payment of the Qualified Plan Surviving Spouse Benefit to the Surviving Spouse and terminating on the date of the last payment of the Qualified Plan Surviving Spouse Benefit made before the Surviving Spouse's death.

                                   ARTICLE V

                           ADMINISTRATION OF THE PLAN

     5.1 Administration by the Corporation. The Corporation shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

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     5.2 General Powers of Administration. All provisions set forth in the
Qualified Plan with respect to the administrative powers and duties of the Corporation, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. The Corporation shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, counsel or other person employed or engaged by the Corporation with respect to the Plan.

                                   ARTICLE VI

                            AMENDMENT OF TERMINATION

     6.1 Amendment or Termination. The Corporation intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Corporation, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date set forth in such resolution or in such amendment.

     6.2 Effect of Amendment or Termination. No amendment or termination of the Plan by the Corporation shall directly or indirectly deprive any current or former Employee or Surviving Spouse of all or any portion of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit payment of which has commenced prior to the effective date of such amendment or termination or which would be payable if the Employee terminated employment for any reason, including death, on such effective date.

     In addition, no such amendment or termination shall adversely affect or impair the accrued Supplemental Retirement Benefit as defined in this Section of any covered Employee then in the employ of the Corporation. For the purpose of this Section 6.2, an accrued Supplemental Retirement Benefit will be determined for each eligible Employee in accordance with the provisions of the Plan and the accrued benefit provided by the Qualified Plan all determined as of the effective date of the amendment or termination. Payment of benefits based on such an accrued Supplemental Retirement Benefit will be made in accordance with the terms of this Plan to the Employee if he retires under the Qualified Plan, or to his surviving spouse if he dies while in the employ of the Corporation and leaves a spouse eligible for a Qualified Plan Surviving Spouse Benefit under the Qualified Plan.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     7.1 Funding. The Plan shall be unfunded, and any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit shall be paid only from the general assets of the Corporation. No Employee, Surviving Spouse or any other person shall have any interest in any particular assets of the Corporation by reason of the right to receive a benefit under the Plan and any such Employee, Surviving Spouse or other person shall have only the rights of a general unsecured creditor of the Corporation with respect to any rights under the Plan.

     7.2 General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Retirement Benefit or a Qualified Plan Surviving Spouse Benefit shall also be applicable to a Supplemental Retirement Benefit or a Supplemental Surviving Spouse Benefit payable hereunder. Any Qualified Plan Retirement Benefit or Qualified Plan Surviving Spouse Benefit, or any other benefit payable under the Qualified Plan, shall be paid solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

     7.3 Plan Non-Contractual. Nothing herein contained shall be construed as a commitment or agreement on the part of any person to continue his employment with his Employer, and nothing herein contained shall be construed as a commitment on the part of his Employer to continue the employment or the rate of compensation of any such person for any period. All Employees shall remain subject to discharge, layoff, or disciplinary action to the same extent as if the Plan had never been put into effect.

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     7.4 Restriction on Alienation of Benefits. No rights or interests of any person under the Plan, including any right to receive a benefit, shall be subject in any manner to sale, transfer, encumbrance, assignment, pledge or alienation of any kind; nor may such rights or interest be resorted to, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. No such person shall have the power in any manner to sell, transfer, encumber, assign, pledge or alienate any of his interest or rights under the Plan, including his right to receive any benefit, and any attempt to do so shall be void.

     7.5 Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any Employee or any other person, firm or corporation, any legal or equitable right as against an Employer, its officers, employees or directors, or as against the Corporation, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

     7.6 Governing Law. The Plan shall be construed and administered under the laws of the State of Illinois.

     7.7 Payment of Small Benefits. Notwithstanding anything to the contrary contained in the Plan, if the actuarial value of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit is less than $3,500, the Corporation may pay the actuarial value of such Benefit to the Employee or Surviving Spouse in a single lump sum in lieu of any further benefit payments hereunder.

     7.8 Facility of Payment. In the event that it shall be found that any individual to whom an amount is payable under the Plan is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Corporation, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. Any such payment made in accordance with the provisions of this
Section 7.8 shall be a complete discharge of liability therefor under the Plan.

     7.9 Corporate Successors. The Plan shall not be terminated by a transfer or sale of assets of the Corporation or by the merger or consolidation of the Corporation into or with any other corporation or other entity.

     7.10 Duty to Furnish Information and Documents. Every person with an interest in the Plan or claiming benefits under the Plan shall furnish the Corporation with such documents, evidence, data, or information as the Corporation considers necessary or desirable for the purpose of administering the Plan, and the benefit provisions of the Plan shall be applicable to such person upon the condition that such person will furnish promptly full, true and complete documents, evidence, data and information requested by the Corporation. The Corporation, in its sole discretion, may postpone payment of benefits until such information and such documents have been furnished.

     7.11 Reemployment. If a retired Employee who is receiving Supplemental Retirement Benefit payments is reemployed by his Employer as an Employee, his Supplemental Retirement Benefit payments shall cease and shall resume with the month following his subsequent retirement. The monthly Supplemental Retirement Benefit payable upon such subsequent retirement shall be determined as if he were then first retired; provided, that such monthly Retirement Benefit shall be reduced actuarially to reflect the value of any Supplemental Retirement Benefit payments which he received under the Plan prior to his Normal Retirement Date.

     7.12 Unclaimed Benefits. Each Employee shall keep the Corporation informed of his current address and the current address of his spouse. The Corporation shall not be obligated to search for the whereabouts of any person. If the location of an Employee is not made known to the Corporation within three (3) years after the date on which payment of the Employee's Supplemental Retirement Benefit may first be made, payment may be made as though the Employee had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of an Employee, the Corporation is unable to locate any Surviving Spouse of the Employee, then the Corporation shall have no

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further obligation to pay any benefit hereunder to such Employee or his
Surviving Spouse or any other person and such benefit shall be irrevocably forfeited.

     7.13 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Corporation nor any individual acting as an employee or agent of the Corporation shall be liable to any Employee, former Employee, Surviving Spouse or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

     7.14 Titles. Titles are provided in the Plan for convenience of reference only and are not to serve as a basis for interpretation or construction of the Plan.

     7.15 References. Unless the context clearly indicates to the contrary, a reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

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